EXHIBIT  10.3          Promissory  Note  with  West  Jordan  Real  Estate

$230.000.00     Dated;  May  11,  2005
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PROMISSORY  NOTE
     FOR  VALUE  RECEIVED,  DIVERSIFIED  FINANCIAL  RESOURCES  -J  CORPORATION a
Delaware corporation and BTA MINERAL SERVITUDE CORPORATION, S.A. DE C.V. a foreign corporation (jointly hereinafter known as "Maker") promises to pay to West Jordan Real Estate Holdings, loc., a Utah corporation ("Holder"), or order, Two Hundred Thirty Thousand and 00/100 Dollars ($230,000.00),

     1. Payments. The principal on the obligation represented hereby shall be repaid by the Holder in one payment, due on the 11th day of May, 2006 in the sum of Two Hundred Thirty Thousand dollars ($230,000.00) in principle and all interest then accrued if such amounts have not been paid prior to that date, obligations due wider this Note shall be paid in full on or before May 11, 2006, monthly payments in the amount of not less than Five Thousand Dollars ($5,000) shall be due the 11`h day of each month beginning June 11, 2005 and each month thereafter until this Note has been paid in full,

     This note is be treated as full and complete payment and satisfaction of two prior promissory notes of the Maker, Diversified Financial Resources Corporation, to the Holder's parent corporation, Nexia Holdings, Inc. in the sums of $100,000, dated December 16, 2004 and $30,000, dated April 1, 2005. The obligations stated herein include the assumption and payment of the two notes as described herein above.

2. Interest. The obligation shall bear simple interest which is included in the required payments, as set forth above, shall be at the rate of 8% per annum, which shall, be included in the payments due on the 11 ' of each month. In the event of any default in payment, interest on past due interest and any remaining principal shall be done at the rate of 18% per annum until all interest and principal shall have been paid in full.

3. Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder at 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, or order.

4. Prepayment. Advance payment or payments may be made on the prircipal and merest.

5. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows: Default in the payment of the principal and interest of this Note or any portion thereof, when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

(a) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated ba nhupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent  authorized  to  liquidate  any  substantial  part  of its assets; or

(b) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker; or a writ or warrant of attachment or -any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition 'seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment,or similar process is not released or bonded within 60 days after, its entry or levy.
6. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in-the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.

7. Conversion. In the event that Maker proposes, and Holder accepts, that any payment or partial payment of the obligations dine under the terms of this Note be made in the form of Securities (common stock) of the Maker, Maker does hereby unconditionally guaranty the sales proceeds of any such securities shall equal the full amount of the obligations as specified hereunder, in the event that such sale proceeds fail to generate cash proceeds to the Holder equal to the obligations as set forth herein, Maker agrees to issue additional securities until such obligations are fully satisfied by the cash proceeds from the sales of such securities.

8. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

9. Security. This Note shall be secured by the payments due to Maker for the sale of Condominium Units R-301, R-302, R-303, and R-307, located in the New
     Brigham Buildings, 2432 Wall Avenue, Ogden, Utah 84401, real property located at 5721 South 1080 East, Murray, Utah 84107 and interests in any mining claims or concessions held by Maker, each of which shall serve as security for the payment of this Note.


Diversified  Financial  Resources  Corporation
     /s/  Dennis  Thompson
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By  Dennis  Thompson,  President



BTA  Mineral  Servitude  Corporation,  S.A.  DE  C.V.
     /s/  John  R.  Chapman
     ----------------------
By  John  R.  Chapman